UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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MENTOR GRAPHICS CORPORATION

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MENTOR GRAPHICS CORPORATION

SUPPLEMENT TO NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

On May 28, 2010, Mentor Graphics Corporation (the Company) filed a definitive proxy statement (the Proxy Statement) with the Securities and Exchange Commission (the SEC) in connection with its 2010 Annual Meeting of Shareholders to be held on July 1, 2010 (the Annual Meeting). The following supplemental information is being made available to shareholders of Mentor Graphics Corporation on June 29, 2010.

Update Regarding Share Accumulation and Shareholder Rights Plan

Proposal No. 2 to be considered by the shareholders at the Annual Meeting is a proposal to approve an amendment to the Company’s 1987 Restated Articles of Incorporation, as amended, to increase the number of authorized shares of Common Stock of the Company from 200,000,000 shares to 300,000,000 shares. The discussion of Proposal No. 2 in the Proxy Statement included the following general statement:

“The Board has no knowledge of any present efforts to accumulate shares of the Company’s Common Stock in the market or to gain control of the Company, and has no present intention to adopt any other provisions or enter into any other arrangements that would have a material anti-takeover effect.”

The above statement was true as of the date that the Board of Directors of the Company approved the Proxy Statement for filing with the SEC and distribution to shareholders. Subsequent events have caused the above statement to no longer be true, and the purpose of this Supplement is to update and correct the above statement as of the date of this Supplement.

On May 27, 2010, Carl C. Icahn and related entities filed a Schedule 13D with the SEC reporting aggregate beneficial ownership of 7,318,823 shares of Common Stock of the Company, representing approximately 6.86% of the outstanding shares. Subsequent amendments to Schedule 13D filed by Mr. Icahn and related entities on June 11, 2010 and June 22, 2010 have reported increases in their aggregate beneficial ownership to 10,138,043 shares, representing approximately 9.49% of the outstanding shares. Accordingly, the Board is now aware of Mr. Icahn’s accumulation of shares of Company Common Stock. However, Proposal No. 2 was recommended before the Company became aware of Mr. Icahn’s share accumulation, and therefore is not in response to or in any way related to Mr. Icahn’s share accumulation.

On June 24, 2010, the Company announced that the Board of Directors had adopted a Shareholder Rights Plan intended to enable the Board of Directors to protect the Company and to allow all of the Company’s shareholders to realize the long-term value of their investment in the Company. The Shareholder Rights Plan was adopted in response to the share accumulation by Mr. Icahn and could have a material anti-takeover effect. Additional information regarding the Shareholder Rights Plan, including a copy of the Rights Agreement, is contained in the Current Report on Form 8-K filed by the Company with the SEC on June 25, 2010.